ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC.

                              ARTICLES OF AMENDMENT

          AllianceBernstein Variable Products Series Fund, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The charter of the Corporation is hereby amended by changing the designations of the Corporation's Portfolios to the designations listed below:

Designation                                New Designation
-----------                                ---------------

AllianceBernstein Total                    AllianceBernstein Balanced
   Return Portfolio                           Shares Portfolio

AllianceBernstein Worldwide                AllianceBernstein International
   Privatization Portfolio                    Growth Portfolio

AllianceBernstein International            AllianceBernstein International
   Portfolio                                  Research Growth Portfolio

          SECOND: The amendment to the charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation. The charter amendment is limited to changes expressly permitted by
Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

          THIRD: This amendment to the charter of the Corporation will be effective on February 1, 2006, as permitted by Section 2-610.1 of the Maryland General Corporation Law.

          IN WITNESS WHEREOF, AllianceBernstein Variable Products Series Fund, Inc., has caused these Articles of Amendment to be executed in its name and on its behalf by Marc O. Mayer, President of the Corporation, and witnessed by Andrew L. Gangolf, the Assistant Secretary of the Corporation, this 24th day of January, 2006. The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

                                         ALLIANCEBERNSTEIN VARIABLE PRODUCTS
                                         SERIES FUND, INC.

                                         By: /s/ Marc O. Mayer
                                             --------------------
                                                 Marc O. Mayer
                                                 President

WITNESS:

/s/ Andrew L. Gangolf
---------------------
    Andrew L. Gangolf
    Assistant Secretary

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